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                                                                     Exhibit 4.3


                                                                  EXECUTION COPY


                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT


      THIS AMENDMENT NO. 2 (this "Amendment"), dated as of November 21, 2003, to the Rights Agreement, dated as of May 10, 2001, as amended by Amendment No. 1, dated as of November 4, 2002 (the "Rights Agreement"), between APPLIED MOLECULAR EVOLUTION, INC., a Delaware corporation (the "Company"), and EQUISERVE TRUST COMPANY, N.A., as Rights Agent (the "Rights Agent"), is made with reference to the following facts:

      A. The Company and the Rights Agent have heretofore entered into the Rights Agreement. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may, from time to time, supplement or amend the Rights Agreement in accordance with the provisions of such Section.

      B. The Board of Directors of the Company has determined that it is in the best interests of the Company to enter into that certain Agreement and Plan of Merger (the "Merger Agreement") by and among Eli Lilly and Company, an Indiana corporation ("Lilly"), Genesis Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and the Company.

      C. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, which shall be the surviving corporation, in accordance with Delaware General Corporation Law (the "DGCL"), as well as all other applicable Laws.

      D. In connection with the Merger Agreement, Lilly and certain stockholders of the Company propose to enter into certain Voting and Support Agreements, pursuant to which such stockholders of the Company will grant Lilly a proxy and certain other rights (the "Voting and Support Agreements").

      E. There is not, and has not occurred, as of the date hereof any Acquiring Person or Distribution Date (as such terms are defined in the Rights Agreement).

      F. The Company is obligated and the Company desires to amend the Rights Agreement to (i) render the Rights Agreement inapplicable to the Merger Agreement, the Voting and Support Agreements, the Merger (as defined in the Merger Agreement) and the other transactions contemplated by the Merger Agreement or the Voting and Support Agreements, (ii) ensure that (a) none of Lilly, Merger Sub or any other affiliate of Lilly is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement and (b) a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Rights Agreement) does not occur, in the case of clauses (a) and (b), by reason of the execution of the Merger Agreement or the Voting and Support Agreements or the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the Voting and Support Agreements, and (iii) provide that the Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time (as defined in the Merger Agreement).


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      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

      1. Amendment of Section 1(a). Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

      "Notwithstanding anything in this Agreement to the contrary, none of Eli Lilly and Company, an Indiana corporation ("Lilly"), Genesis Merger Sub, Inc., a Delaware corporation ("Merger Sub"), or any of their respective Affiliates or Associates shall be deemed to be an "Acquiring Person" by virtue of (i) the approval, execution or delivery of the Agreement and Plan of Merger, dated as of November 21, 2003 by and among Lilly, Merger Sub and the Company, as amended from time to time (the "Merger Agreement"), (ii) the approval, execution and delivery of the Voting and Support Agreements dated as of November 21, 2003 by and between Lilly and certain stockholders of the Company signatory thereto, as amended from time to time (the "Voting and Support Agreements"), (iii) the consummation of the Merger (as defined in the Merger Agreement), (iv) the consummation of any of the other transactions contemplated in the Merger Agreement or the Voting and Support Agreements, or (v) the public announcement of any of the foregoing (each such event, an "Exempt Event")."

      2. The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

            "(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock then outstanding or who was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock. Notwithstanding the foregoing,

                  (i) in no event shall a Person who or which, together with all
            Affiliates and Associates of such Person, is the Beneficial Owner of less than 15% of the Company's outstanding shares of Common Stock become an Acquiring Person solely as a result of a reduction of the number of shares of outstanding Common Stock, including repurchases of outstanding shares of Common Stock by the Company, which reduction increases the percentage of outstanding shares of Common Stock beneficially owned by such Person (provided that any subsequent increase in the amount of Common Stock beneficially owned by such Person, together with all Affiliates and Associates of such Person, without the prior approval of the Company shall cause such Person to be an Acquiring Person);


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                  (ii) the term Acquiring Person shall not mean (A) the Company,
            (B) any subsidiary of the Company (as such term is hereinafter defined), (C) any employee benefit plan of the Company or any of its subsidiaries, (D) any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan, (E) William D. Huse, M.D., Ph.D. ("Huse"), or any Affiliate or Associate thereof, as a result of the acquisition by Huse of up to 17.5% of the shares of Common Stock of the Company due to the issuance of compensatory stock options, or the issuance of Common Stock on the exercise thereof, previously or subsequently granted under agreements approved by the Company's Board of Directors pursuant to stock option plans approved by the stockholders of the Company, (F) BVF Partners L.P. ("BVF"), or any Affiliate or Associate thereof, as a result of the acquisition by BVF and its Affiliates and Associates of up to an aggregate of 15.8% of the shares of Common Stock of the Company, or (G) Lilly or Merger Sub, or any Affiliate or Associate thereof as a result of the execution of the Merger Agreement, as result of the execution of the Voting and Support Agreements or as or as a result of the consummation of the Merger (as defined in the Merger Agreement) or any of the transactions contemplated by the Merger Agreement or the Voting and Support Agreements; and

                  (iii) no Person shall be deemed to be an Acquiring Person if
            (A) within five business days after such Person would otherwise have become an Acquiring Person (but for the operation of this clause
            (iii)), such Person notifies the Board of Directors that such Person did so inadvertently and, within two business days after such notification, such Person is the Beneficial Owner of less than 15% of the outstanding shares of Common Stock, (B) by reason of such Person's Beneficial Ownership of 15% or more of the outstanding shares of Common Stock on the date hereof if, prior to the Record Date, such Person notifies the Board of Directors that such Person is no longer the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock or (C) if the Board of Directors determines in good faith that a person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests Beneficial Ownership as promptly as practicable of a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a)."

      3. Amendment of Section 1(i). Section 1(i) of the Rights Agreement is amended to add the following sentence at the end thereof:

      "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred as the result of an Exempt Event."


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      4. Amendment of Section 3(a). (i) The first sentence of Section 3(a) of the Rights Agreement is hereby amended by adding the following to the end of such sentence:

      "; and provided, further, that in no event shall a Distribution Date be deemed to occur as a result of the execution of the Merger Agreement or the Voting and Support Agreements or as a result of the consummation of the Merger or any of the transactions contemplated by the Merger Agreement or Voting and Support Agreements."

      (ii) Section 3(a) of the Rights Agreement is further amended to add the following sentence at the end thereof:

      "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as the result of an Exempt Event."

      5. Amendment of Section 11(a). Section 11(a) of the Rights Agreement is amended to add the following clause (iv):

      "(iv) Notwithstanding the foregoing or anything in the Rights Agreement to the contrary, this Section 11(a) shall not apply to any Exempt Event."

      6. Amendment of Section 13(a). Section 13(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

      "Notwithstanding anything in this Rights Agreement to the contrary, no Exempt Event shall be deemed to be an event of the type described in the first sentence of this Section 13, and shall not cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligation to arise pursuant to, this Section 13."

      7. The Rights Agreement is hereby amended by adding Section 36 which shall read in its entirety as follows:

      "36. Termination. Notwithstanding anything to the contrary contained herein, this Rights Agreement shall terminate and the Rights shall expire and be of no further force and effect immediately prior to the Effective Time (as defined in the Merger Agreement)."

      8. No "Stock Acquisition Date" shall be deemed to occur under the Rights Agreement as a result of the execution of the Merger Agreement or the Voting and Support Agreements or as a result of the consummation of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting and Support Agreements.

      9. Rights Agreement as Amended. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. Except as set forth herein, the Rights Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.


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      10. All amendments made to the Rights Agreement in this Amendment shall be deemed to apply retroactively as well as prospectively.

      11. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with all laws of such State applicable to contracts to be made and performed entirely within such State.

      12. This Amendment may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.



                  [Remainder of page intentionally left blank.]


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.


Attest:                                      APPLIED MOLECULAR EVOLUTION, INC.



By: /s/ WILLIAM D. HUSE                      By:  /s/ LAWRENCE E. BLOCH
    -----------------------------                 -----------------------------
    William D. Huse, M.D., Ph.D                   Lawrence E. Bloch, M.D., J.D.
    President and Chief Executive Officer         Chief Financial Officer and
                                                  Secretary


Attest:                                      EQUISERVE TRUST COMPANY, N.A.



By: /s/ GREG VELIOTIS                        By:  /s/ CAROL  MULVEY-EORI
    -----------------------------                 -----------------------------
    Greg Veliotis                                 Carol Mulvey-Eori
    Title: Account Manager                        Title: Managing Director



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